Exhibit 10.64

October 17, 2022

Vickers Vantage Corp. I
85 Broad Street, 16th Floor

Attn: Jeffrey Chi, CEO

Re:         Waiver of Transfer Restrictions on Shares

Reference is made herein (this “Letter Agreement”) to (a) that certain Agreement and Plan of Merger (the “Merger Agreement”), entered into as of March 17, 2022 (as amended), by and among Vickers Vantage Corp. I, a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation, “Parent”), Vantage Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent, and Scilex Holding Company, a Delaware Corporation (“Scilex”); (b) that certain Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) that will be entered into in connection with Closing by and among (i) Sorrento Therapeutics, Inc., a Delaware corporation (“Sorrento”), (ii) Vickers Venture Fund VI Pte Ltd, a Singapore company, and Vickers Venture Fund VI (Plan) Pte Ltd, a Singapore company (together, the “Sponsors”), (iii) Parent and (iv) certain other parties thereto, pursuant to which, among other things, following the Closing, Sorrento and the Sponsors will be Holders (as defined therein) of at least a majority in interest of the Registrable Securities (as defined therein); and (c) listing rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, the Sponsors and Sorrento agree as follows:

1.              Waiver of Transfer Restrictions. Effective as of, and contingent upon, the Effective Time, each party hereto hereby waives compliance with and the right to enforce any provisions, covenants and conditions set forth in (a) the Registration Rights Agreement that restrict the Transfer (as defined in the Registration Rights Agreement) of Domesticated Parent Common Shares held by the Sponsors (collectively, the “Transfer Restrictions”), including those set forth in Article IV of the Registration Rights Agreement, and (b) any other Contract to which such party is a party that would otherwise result in restrictions substantially similar to the Transfer Restrictions, in each case, with respect to a number of such Domesticated Parent Common Shares (“Specified Shares”) necessary to enable Parent to satisfy the Nasdaq Rules with respect to the Market Value of Unrestricted Publicly Held Shares (as defined in the Nasdaq Rules); provided, that, (a) in no event shall the aggregate number of Specified Shares exceed 1,500,000 (as equitably adjusted from time to time in respect of any change in the outstanding Domesticated Parent Shares into a different number, class or series, including by reason of any reclassification, recapitalization, share split (including a reverse share split), or combination, exchange, readjustment of shares, or similar transaction, or any share dividend or distribution paid in shares) and (b) one Business Day (as defined in the Merger Agreement) prior to the date of the Extraordinary General Meeting of the shareholders of Parent in connection with the transactions contemplated by the Merger Agreement, as such date shall be set forth in the proxy statement/prospectus to be delivered by Parent to its shareholders in connection with the transactions contemplated by the Merger Agreement, Parent shall notify (email being sufficient) Sorrento of the number of ordinary shares, par value $0.0001 per share, of Parent that have been redeemed by Parent’s public shareholders and on the same day Sorrento (on behalf of Scilex) shall provide the Sponsors with a notice (email being sufficient) setting forth its calculation of the number of Specified Shares for which the Transfer Restrictions shall be waived by Parent pursuant to this Letter Agreement, as and if necessary to enable Parent to satisfy the Nasdaq Rules with respect to the Market Value of Unrestricted Publicly Held Shares (as defined in the Nasdaq Rules) after taking into account any other relevant factors.

2.             Removal of Legends. Following the effectiveness of the waiver set forth in Section 1 with respect to any Specified Shares, Parent shall remove, or cause its transfer agent to remove, any restrictive legends applicable to such Specified Shares in respect of the Transfer Restrictions.

3.              Representations and Warranties. Each of the parties hereto represents and warrants that (a) it has the power and authority to enter into this Letter Agreement and to carry out its obligations hereunder and (b) the execution and delivery of this Letter Agreement and the performance of its obligations hereunder have been duly and validly authorized by all corporate action on its part.

4.              Jurisdiction. Any Action based upon, arising out of or related to this Letter Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (a) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (b) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (c) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (d) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 4.

5.              Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at Law or in equity.

6.              Counterparts; Facsimile Signatures. This Letter Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Letter Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

7.              Entire Agreement. This Agreement together with the agreements referenced herein set forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

8.              Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties hereto shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

9.              Waiver of Jury Trial; Exemplary Damages,

(a)                 THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(b)                Each of the parties to this Letter Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Letter Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

10.            Termination. This Letter Agreement shall terminate, if at all, and be of no further effect upon the earlier of (i) written agreement of the parties to this Letter Agreement and (ii) termination of the Merger Agreement in accordance with its terms.

[Signature pages follow]

Sincerely,

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji, Ph.D.
Name:	Henry Ji, Ph.D.
Title:	Chief Executive Officer

VICKERS VENTURE FUND VI PTE LTD

By:	/s/ Finian Tan
Name:	Finian Tan
Title:	Managing Member

VICKERS VENTURE FUND VI (pLAN) PTE LTD

By:	/s/ Finian Tan
Name:	Finian Tan
Title:	Managing Member

Acknowledged and Agreed:

VICKERS VANTAGE CORP. I

By:	/s/ Jeffrey Chi
Name: Jeffrey Chi
Title: Chief Executive Officer

MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: Co-President

[Signature Page to Letter Agreement]